UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 6, 2018

QVC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55409	23-2414041
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1200 Wilson Drive

West Chester, Pennsylvania 19380

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 701-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.  Other Events.

On September 6, 2018, QVC, Inc. (“QVC”) and Affiliate Investment, Inc. (“AII”), Affiliate Relations Holdings, Inc. (“ARH”), AMI 2, Inc. (“AMI”), ER Marks, Inc. (“ERM”), QVC Global Holdings I, Inc. (“QVC GHI”), QVC Global Holdings II, Inc. (“QVC GHII”), QVC Rocky Mount, Inc. (“QVC RM”), QVC San Antonio, LLC (“QVC SA” and, together with AII, ARH, AMI, ERM, QVC GHI, QVC GHI and QVC RM, the “Guarantors”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (the “Underwriters”), relating to the previously announced public offering (the “Offering”) of $225,000,000 aggregate principal amount of 6.375% Senior Secured Notes due 2067 (the “Notes”) at a price to the public of 100% of the face amount of the Notes.  QVC granted the Underwriters an option to acquire up to an additional $33,750,000 principal amount of the Notes to cover any over-allotments.

The Offering was made pursuant to QVC’s Registration Statement on Form S-3/A (File No. 333-213066) (the “Registration Statement”), which became effective on September 14, 2016, and pursuant to a prospectus supplement dated September 6, 2018 to the prospectus dated September 14, 2016 (together, the “Prospectus”), filed by QVC with the Securities and Exchange Commission (the “Commission”) on September 10, 2018, pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions.  QVC and the Guarantors have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of such liabilities.

On September 13, 2018, in connection with the closing of the Offering of $225,000,000 aggregate principal amount of the Notes, QVC entered into a base indenture, dated September 13, 2018 (the “Base Indenture”), with the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), and a supplemental indenture, dated September 13, 2018 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), with the Guarantors and the Trustee.

The Notes will bear interest at a rate of 6.375% and will mature on September 13, 2067. Interest on the Notes will accrue interest from September 13, 2018 and will be payable quarterly, on March 15, June 15, September 15 and December 15, commencing December 15, 2018.

The Notes are secured by a first-priority lien on the capital stock of QVC, which is the same collateral that secures QVC’s existing secured indebtedness and certain future indebtedness. The Notes are guaranteed by the Guarantors, which guarantee the borrowings under QVC’s existing secured indebtedness. The guarantees are the Guarantors’ senior unsecured obligations.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Indenture and the Notes, copies of which are attached as Exhibits 1.1, 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated September 6, 2018, by and among QVC, Inc., Affiliate Investment, Inc., Affiliate Relations Holdings, Inc., AMI 2, Inc., ER Marks, Inc., QVC Global Holdings I, Inc., QVC Global Holdings II, Inc., QVC Rocky Mount, Inc., QVC San Antonio, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities and Wells Fargo Securities, LLC, as representatives of the underwriters named therein

4.1

Indenture, dated September 13, 2018, by and among QVC, Inc., Affiliate Investment, Inc., Affiliate Relations Holdings, Inc., AMI 2, Inc., ER Marks, Inc., QVC Global Holdings I, Inc., QVC Global Holdings II, Inc., QVC Rocky Mount, Inc., QVC San Antonio, LLC and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to QVC, Inc.’s Form 8-A, as filed on September 13, 2018)

4.2

First Supplemental Indenture, dated September 13, 2018, by and among QVC, Inc., Affiliate Investment, Inc., Affiliate Relations Holdings, Inc., AMI 2, Inc., ER Marks, Inc., QVC Global Holdings I, Inc., QVC Global Holdings II, Inc., QVC Rocky Mount, Inc., QVC San Antonio, LLC and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to QVC, Inc.’s Form 8-A, as filed on September 13, 2018)

4.3	Form of 6.375% Senior Secured Notes due 2067 (incorporated herein by reference to Exhibit 4.3 to QVC, Inc.’s Form 8-A, as filed on September 13, 2018)

5.1	Opinion of Sherman & Howard L.L.C. as to the legality of the debt securities

5.2	Opinion of Womble Bond Dickinson (US) LLP

5.3	Opinion of Jackson Walker L.L.P.

8.1	Opinion of Sherman & Howard L.L.C. as to tax matters

23.1	Consent of Sherman & Howard L.L.C. (included in their opinions filed as Exhibits 5.1 and 8.1)

23.2	Consent of Womble Bond Dickinson (US) LLP (included in their opinion filed as Exhibit 5.2)

23.3	Consent of Jackson Walker L.L.P. (included in their opinion filed as Exhibit 5.3)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2018

QVC, INC.

By:	/s/ John F. Misko
	Name:	John F. Misko
	Title:	Senior Vice President and Controller